Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2018 OUTLOOK

Fourth Quarter 2017 Highlights

-	Revenue of $1.157 billion, exceeding outlook
-	Reports 4.3% solid waste price + volume growth, exceeding outlook
-	Net income attributable to Waste Connections of $315.1 million, or $1.19 per share
-	Adjusted net income attributable to Waste Connections* of $137.0 million, or $0.52 per share, up 13.0% per share
-	Adjusted EBITDA* of $360.7 million, or 31.2% of revenue

Full-Year 2017 Highlights

-	Revenue of $4.630 billion
-	Reports 4.4% solid waste price + volume growth
-	Net cash provided by operating activities of $1.187 billion
-	Adjusted free cash flow* of $763.9 million, or 16.5% of revenue

Looking at 2018

-	Expects revenue of approximately $4.825 billion, excluding additional acquisitions
-	Expects adjusted EBITDA* margin expansion of 60 basis points YoY
-	Expects net cash provided by operating activities of approximately $1.350 billion, or 28.0% of revenue
-	Expects adjusted free cash flow* of approximately $850.0 million, or 17.6% of revenue

TORONTO, ONTARIO, February 14, 2018 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2017. Revenue in the fourth quarter totaled $1.157 billion, up from $1.049 billion in the year ago period. Operating income, which included $15.2 million of impairments, primarily related to the Company’s termination of a back-up landfill development project no longer deemed necessary, and $7.0 million of acquisition-related costs, was $175.0 million. This compares to $139.2 million in the year ago period, which included $23.0 million of impairments and other operating items and $16.0 million of acquisition-related costs.

Net income attributable to Waste Connections in the fourth quarter, which included a $209.4 million benefit to the income tax provision primarily resulting from enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was $315.1 million, or $1.19 per share on a diluted basis of 264.6 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $85.6 million, or $0.32 per share on a diluted basis of 263.9 million shares. Shares and per share numbers reflect a three-for-two share split completed in June 2017.

Adjusted net income attributable to Waste Connections* in the fourth quarter was $137.0 million, or $0.52 per share, versus $120.3 million, or $0.46 per share, in the prior year period. Adjusted EBITDA* in the fourth quarter was $360.7 million, as compared to adjusted EBITDA* of $325.4 million in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of the Tax Act, acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliations in the attached tables.

“Q4 capped off another exceptional year for Waste Connections, with better than expected solid waste volume growth and E&P waste activity once again driving financial results in the period above expectations. Adjusted free cash flow* for the full year of approximately $764 million or 16.5% of revenue and 52.3% of adjusted EBITDA* continues to reflect the results of our differentiated strategy and purposeful focus on both quality of revenue and free cash flow generation,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “We are extremely pleased that adjusted free cash flow per share increased more than 20% in 2017, while the number of safety-related incidents in the year declined more than 20%.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Mr. Mittelstaedt added, “Recently completed acquisitions with total annualized revenue of approximately $70 million provide a strong start to what could be another year of above average acquisition activity. In early 2018, we acquired Bay Disposal, LLC and Hampton Roads Recovery Center, LLC (collectively, “Bay Disposal & Recycling”). Bay Disposal & Recycling is an integrated provider of solid waste collection, recycling, transfer and disposal services to almost 70,000 customers in southeastern Virginia and northeastern North Carolina through four collection operations, five recycling facilities, one transfer station and a C&D landfill. We’ve also completed tuck-in acquisitions in New York and Texas. Our strong financial profile provides us the flexibility to fund this potential above average amount of acquisition activity while continuing to increase the return of capital to shareholders.”

For the year ended December 31, 2017, revenue was $4.630 billion, as compared to revenue of $3.376 billion in 2016. Operating income, which included $189.2 million of expenses primarily related to both goodwill impairment against the Company’s E&P segment resulting from the early adoption of FASB’s recent accounting pronouncement simplifying the test for goodwill impairment, and impairments and other operating items mostly related to the divestiture or expected divestiture of certain assets acquired in the Progressive Waste acquisition, was $627.1 million. This compares to operating income of $452.3 million in the prior year, which included $146.0 million of expenses primarily related to the Progressive Waste acquisition and the expected divestiture of certain assets acquired in the Progressive Waste acquisition.

Net income attributable to Waste Connections in 2017, which included a $205.6 million benefit to the income tax provision primarily related to the Tax Act, was $576.8 million, or $2.18 per share on a diluted basis of 264.3 million shares. In 2016, the Company reported net income attributable to Waste Connections of $246.5 million, or $1.07 per share on a diluted basis of 231.1 million shares.

Adjusted net income attributable to Waste Connections* in 2017 was $570.7 million, or $2.16 per share, compared to $395.2 million, or $1.71 per share, in the prior year. Adjusted EBITDA* in 2017 was $1.461 billion, as compared to $1.071 billion in the prior year. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude the impact of the Tax Act, acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliations in the attached tables.

2018 OUTLOOK

Waste Connections also announced its outlook for 2018, which assumes no change in the current economic environment. The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2018 are subject to quarterly fluctuations. See reconciliations in the attached tables.

-	Revenue is estimated to be approximately $4.825 billion.
-	Net income attributable to Waste Connections is estimated to be approximately $570.0 million.
-	Adjusted EBITDA* is estimated to be approximately $1.550 billion, or about 32.1% of revenue.
-	Net cash provided by operating activities is estimated to be approximately $1.350 billion, or 28.0% of revenue.
-	Adjusted free cash flow* is estimated to be approximately $850.0 million, or about 17.6% of revenue.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

CONFERENCE CALL

Waste Connections will be hosting a conference call related to fourth quarter earnings and 2018 outlook on February 15th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 39 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2018 financial results, potential acquisition activity and the amount of capital returned to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Revenues	$1,048,622	$1,157,175	$3,375,863	$4,630,488
Operating expenses:
Cost of operations	617,948	680,373	1,957,712	2,704,775
Selling, general and administrative	124,267	126,038	474,263	509,638
Depreciation	122,612	135,179	393,600	530,187
Amortization of intangibles	21,593	25,411	70,312	102,297
Impairments and other operating items	23,045	15,160	27,678	156,493
Operating income	139,157	175,014	452,298	627,098

Interest expense	(27,418)	(32,534)	(92,709)	(125,297)
Interest income	155	2,042	602	5,173
Other income, net	321	175	53	3,736
Foreign currency transaction gain (loss)	782	1,302	1,121	(2,200)
Income before income tax provision	112,997	145,999	361,365	508,510

Income tax (provision) benefit	(27,294)	169,129	(114,044)	68,910
Net income	85,703	315,128	247,321	577,420
Less: Net income attributable to noncontrolling interests	(111)	(42)	(781)	(603)
Net income attributable to Waste Connections	$85,592	$315,086	$246,540	$576,817

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.33	$1.19	$1.07	$2.19
Diluted	$0.32	$1.19	$1.07	$2.18

Shares used in the per share calculations:
Basic	263,097,300	263,825,060	230,325,012	263,682,608
Diluted	263,894,715	264,610,894	231,081,496	264,302,411

Cash dividends per common share	$0.12	$0.14	$0.41	$0.50

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2016	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$154,382	$433,815
Accounts receivable, net of allowance for doubtful accounts of $13,160 and $17,154 at December 31, 2016 and 2017, respectively	485,138	554,458
Current assets held for sale	6,339	1,596
Prepaid expenses and other current assets	97,533	186,999
Total current assets	743,392	1,176,868

Restricted cash and investments	63,406	167,012
Property and equipment, net	4,738,055	4,820,934
Goodwill	4,390,261	4,681,774
Intangible assets, net	1,067,158	1,087,436
Long-term assets held for sale	33,989	12,625
Other assets, net	67,664	68,032
	$11,103,925	$12,014,681
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$251,253	$330,523
Book overdraft	10,955	19,223
Accrued liabilities	269,402	278,039
Deferred revenue	134,081	145,197
Current portion of contingent consideration	21,453	15,803
Current liabilities held for sale	3,383	2,155
Current portion of long-term debt and notes payable	1,650	11,659
Total current liabilities	692,177	802,599

Long-term debt and notes payable	3,616,760	3,899,572
Long-term portion of contingent consideration	30,373	31,482
Other long-term liabilities	331,074	316,191
Deferred income taxes	778,664	690,767
Total liabilities	5,449,048	5,740,611

Commitments and contingencies
Equity:
Common shares: 263,140,668 shares issued and 262,803,271 shares outstanding at December 31, 2016; 263,660,803 shares issued and 263,494,670 shares outstanding at December 31, 2017	4,174,808	4,187,568
Additional paid-in capital	102,220	115,743
Accumulated other comprehensive income (loss)	(43,001)	108,413
Treasury shares: 337,397 and 166,133 shares at December 31, 2016 and 2017, respectively	-	-
Retained earnings	1,413,488	1,856,946
Total Waste Connections’ equity	5,647,515	6,268,670
Noncontrolling interest in subsidiaries	7,362	5,400
Total equity	5,654,877	6,274,070
	$11,103,925	$12,014,681

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

TWELVE months ended DECEMBER 31, 2016 and 2017

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2016	2017
Cash flows from operating activities:
Net income	$247,321	$577,420
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	26,741	134,491
Depreciation	393,600	530,187
Amortization of intangibles	70,312	102,297
Foreign currency transaction loss (gain)	(1,121)	2,200
Deferred income taxes, net of acquisitions	42,298	(153,283)
Amortization of debt issuance costs	4,847	4,341
Share-based compensation	44,772	39,361
Interest income on restricted cash and investments	(477)	(589)
Interest accretion	10,505	13,822
Excess tax benefit associated with equity-based compensation	(5,196)	-
Payment of contingent consideration recorded in earnings	(493)	(10,012)
Adjustments to contingent consideration	(2,623)	17,754
Net change in operating assets and liabilities, net of acquisitions	(35,174)	(70,729)
Net cash provided by operating activities	795,312	1,187,260

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(17,131)	(410,695)
Cash acquired in the Progressive Waste acquisition	65,768	-
Capital expenditures for property and equipment	(344,723)	(479,287)
Proceeds from disposal of assets	4,604	28,432
Change in restricted cash and investments, net of interest income	(428)	(102,218)
Other	(4,485)	(2,464)
Net cash used in investing activities	(296,395)	(966,232)

Cash flows from financing activities:
Proceeds from long-term debt	3,469,289	973,754
Principal payments on notes payable and long-term debt	(3,714,044)	(770,106)
Payment of contingent consideration recorded at acquisition date	(16,322)	(17,158)
Change in book overdraft	(1,305)	8,241
Proceeds from option and warrant exercises	-	1,946
Excess tax benefit associated with equity-based compensation	5,196	-
Payments for cash dividends	(92,547)	(131,975)
Tax withholdings related to net share settlements of restricted share units	(11,497)	(13,994)
Debt issuance costs	(13,506)	(3,667)
Proceeds from sale of common shares held in trust	19,870	10,814
Other	(3)	(1,095)
Net cash provided by (used in) financing activities	(354,869)	56,760
Effect of exchange rates changes on cash and equivalents	(598)	1,795
Net increase in cash and equivalents	143,450	279,583
Cash and equivalents at beginning of period	10,974	154,382
Less: change in cash held for sale	(42)	(150)
Cash and equivalents at end of period	$154,382	$433,815

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended December 31, 2017:

	U.S.	Canada	Total
Core Price	3.3%	4.3%	3.5%
Surcharges	0.1%	0.1%	0.1%
Volume	1.7%	(4.3%)	0.7%
Recycling	(0.3%)	(0.5%)	(0.3%)
Foreign Exchange Impact	-	4.9%	0.8%
Total	4.8%	4.5%	4.8%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2016 and 2017:

	Three Months Ended December 31, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$739,986	$(2,195)	$737,791	70.3%
Solid Waste Disposal and Transfer	350,482	(135,713)	214,769	20.5%
Solid Waste Recycling	31,580	(2,387)	29,193	2.8%
E&P Waste Treatment, Recovery and Disposal	35,027	(2,859)	32,168	3.1%
Intermodal and Other	34,962	(261)	34,701	3.3%
Total	$1,192,037	$(143,415)	$1,048,622	100.0%

	Three Months Ended December 31, 2017
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$800,625	$(2,396)	$798,229	69.0%
Solid Waste Disposal and Transfer	388,010	(149,909)	238,101	20.6%
Solid Waste Recycling	30,285	(1,730)	28,555	2.4%
E&P Waste Treatment, Recovery and Disposal	55,812	(2,547)	53,265	4.6%
Intermodal and Other	39,331	(306)	39,025	3.4%
Total	$1,314,063	$(156,888)	$1,157,175	100.0%

Contribution from Acquisitions: The following table reflects revenues from solid waste acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2016 and 2017:

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Acquisitions, net	$507,332	$37,615	$1,266,395	$1,002,979

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve-month periods ended December 31, 2016 and 2017:

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Cash Interest Paid	$31,416	$39,145	$87,654	$115,645
Cash Taxes Paid	33,084	74,101	69,589	155,532

Debt to Book Capitalization as of December 31, 2017: 38%

Internalization for the three months ended December 31, 2017: 55%

Days Sales Outstanding for the three months ended December 31, 2017: 44 (33 net of deferred revenue)

Share Information for the three months ended December 31, 2017:

Basic shares outstanding	263,825,060
Dilutive effect of equity-based awards	785,834
Diluted shares outstanding	264,610,894

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Net income attributable to Waste Connections	$85,592	$315,086	$246,540	$576,817
Plus: Net income attributable to noncontrolling interests	111	42	781	603
Plus (less): Income tax provision (benefit)	27,294	(169,129)	114,044	(68,910)
Plus: Interest expense	27,418	32,534	92,709	125,297
Less: interest income	(155)	(2,042)	(602)	(5,173)
Plus: Depreciation and amortization	144,205	160,590	463,912	632,484
Plus: Closure and post-closure accretion	3,027	2,976	8,936	11,781
Plus: Impairments and other operating items	23,045	15,160	27,678	156,493
Less: Other income, net	(321)	(175)	(53)	(3,736)
Plus/less: Foreign currency transaction loss (gain)	(782)	(1,302)	(1,121)	2,200
Adjustments:
Plus: Transaction-related expenses (a)	1,015	1,282	47,842	5,700
Plus: Pre-existing Progressive Waste share-based grants (b)	4,466	3,033	14,289	16,357
Plus: Integration-related and other expenses (c)	4,036	2,645	44,336	10,612
Plus: Synergy bonus (d)	6,498	-	11,798	-
Adjusted EBITDA	$325,449	$360,700	$1,071,089	$1,460,525

As % of revenues	31.0%	31.2%	31.7%	31.5%

(a)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(b)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of rebranding costs and other integration-related items associated with the Progressive Waste acquisition.
(d)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program in conjunction with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Net cash provided by operating activities	$256,481	$298,885	$795,312	$1,187,260
Plus/(less): Change in book overdraft	(7,355)	(5,573)	(1,305)	8,241
Plus: Proceeds from disposal of assets	1,578	2,606	4,604	28,432
Plus: Excess tax benefit associated with equity-based compensation	45	-	5,196	-
Less: Capital expenditures for property and equipment	(139,789)	(161,902)	(344,723)	(479,287)
Less: Distributions to noncontrolling interests	-	-	(3)	-
Adjustments:
Payment of contingent consideration recorded in earnings (a)	80	10,012	493	10,012
Cash received for divestitures (b)	-	-	-	(21,100)
Transaction-related expenses (c)	3,480	1,282	45,228	5,700
Integration-related and other expenses (d)	4,005	2,633	82,526	10,602
Pre-existing Progressive Waste share-based grants (e)	-	5,297	-	17,037
Synergy bonus (f)	-	-	-	11,798
Tax effect (g)	(7,846)	(3,378)	(36,384)	(14,804)
Adjusted free cash flow	$110,679	$149,862	$550,944	$763,891

As % of revenues	10.6%	13.0%	16.3%	16.5%

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects the addback of rebranding and other integration-related items associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards and related payments during the period.
(f)	Reflects the addback of cash bonuses paid pursuant to the Company’s Synergy Bonus Program in conjunction with the Progressive Waste acquisition.
(g)	The aggregate tax effect of footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2017	2016	2017
Reported net income attributable to Waste Connections	$85,592	$315,086	$246,540	$576,817
Adjustments:
Amortization of intangibles (a)	21,593	25,411	70,312	102,297
Impairments and other operating items (b)	23,045	15,160	27,678	156,493
Transaction-related expenses (c)	1,015	1,282	47,842	5,700
Pre-existing Progressive Waste share-based grants (d)	4,466	3,033	14,289	16,357
Integration-related and other expenses (e)	4,036	2,645	44,336	10,612
Synergy bonus (f)	6,498	-	11,798	-
Tax effect (g)	(25,951)	(16,151)	(69,581)	(91,979)
Tax items (h)	-	(209,418)	1,964	(205,631)
Adjusted net income attributable to Waste Connections	$120,294	$137,048	$395,178	$570,666

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.32	$1.19	$1.07	$2.18
Adjusted net income	$0.46	$0.52	$1.71	$2.16

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs, which for 2016 primarily related to the Progressive Waste acquisition.
(d)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of rebranding costs and other integration-related items associated with the Progressive Waste acquisition.
(f)	Reflects the addback of bonuses accrued pursuant to the Company’s Synergy Bonus Program in connection with the Progressive Waste acquisition.
(g)	The aggregate tax effect of the adjustments in footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.
(h)	Reflects in 2016 a change in the geographical apportionment of our deferred tax liabilities resulting from the Progressive Waste acquisition. In 2017, reflects income tax benefit primarily resulting from a reduction of deferred tax liabilities due to enactment of the Tax Act on December 22, 2017, partially offset by deferred income tax expense due to a portion of the Company’s U.S. earnings no longer deemed to be permanently reinvested, also related to the Tax Act.

2018 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2018 Outlook
	Estimate	Observation
Net income attributable to Waste Connections	$570,000
Plus: Net income attributable to noncontrolling interests	1,000
Plus: Income tax provision	171,000	Approximate 23.0% effective rate
Plus: Interest expense, net	125,000
Plus: Depreciation and Depletion	569,000	Approximately 11.8% of revenue
Plus: Amortization	102,000	Approximately 2.1% of revenue
Plus: Closure and post-closure accretion	12,000	Approximately 0.25% of revenue
Adjusted EBITDA	$1,550,000	Approximately 32.1% of revenue

Reconciliation of Adjusted Free Cash Flow:

	2018 Outlook
	Estimate	Observation
Net cash provided by operating activities	$1,350,000	Approximately 28.0% of revenue
Less: Capital expenditures	(500,000)
Adjusted free cash flow	$850,000	Approximately 17.6% of revenue

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